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                                                                       Exhibit 6

                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


     We consent to the reference to our firm in the prospectus and supplement included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for Enterprise Executive Advantage issued through the New England Variable Life Separate Account (File No. 333-46401). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND ASBILL & BRENNAN LLP



                         By:  /s/   Stephen E. Roth
                              ---------------------------
                              Stephen E. Roth

Washington, D.C.
April 24, 2002